EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-125378 and No. 333-109729) pertaining to the Universal American Corp. 401 (k) Savings Plan of our report dated June 18, 2009 with respect to the financial statements and schedules of the Universal American Corp. 401 (k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

New York, New York
June 18, 2009

Created by 10KWizard     www.10KWizard.com Source: UNIVERSAL AMERICAN C, 11-K, June 18, 2009